                                                                      EXHIBIT 11

                          GENESCO INC.
                          AND CONSOLIDATED SUBSIDIARIES
                          Earnings Per Common and
                          Common Share Equivalent

                                                      THREE MONTHS ENDED                      NINE MONTHS ENDED
                                              -----------------------------------   ---------------------------------------
                                              NOVEMBER 1, 1997  NOVEMBER 2, 1996    NOVEMBER 1, 1997   NOVEMBER 2, 1996
                                              ----------------  -----------------   -----------------  --------------------
IN THOUSANDS                                  EARNINGS  SHARES  EARNINGS   SHARES   EARNINGS  SHARES   EARNINGS   SHARES
---------------------------------------------------------------------------------------------------------------------------
PRIMARY EARNINGS PER SHARE
  Earnings before discontinued operations
    and extraordinary loss                      $9,522            $5,903             $15,837             $9,092
  Preferred dividend requirements               $   75            $   75             $   225             $  226
---------------------------------------------------------------------------------------------------------------------------
  Earnings before discontinued operations
    and extraordinary loss applicable to
    common stock and average common shares
    outstanding                                 $9,447   25,702   $5,828    24,570   $15,612    25,362   $8,866    24,485
  Employees preferred and stock options
   deemed to be a common stock equivalent                 1,649              1,235               1,616              1,015
---------------------------------------------------------------------------------------------------------------------------
Totals before discontinued operations and
 extraordinary loss                             $9,447   27,351   $5,828    25,805   $15,612    26,978   $8,866    25,500
PER SHARE                                       $  .35            $  .23             $   .58             $  .35
===========================================================================================================================
  Earnings before extraordinary loss            $9,522            $5,903             $15,837             $8,942
  Preferred dividend requirements               $   75            $   75             $   225             $  226
---------------------------------------------------------------------------------------------------------------------------
  Earnings before extraordinary loss
    applicable to common stock and
    average common shares outstanding           $9,447   25,702   $5,828    24,570   $15,612    25,362   $8,716    24,485
  Employees preferred and stock options deemed
    to be a common stock equivalent                       1,649              1,235               1,616              1,015
---------------------------------------------------------------------------------------------------------------------------

Totals before extraordinary loss                $9,447   27,351   $5,828    25,805   $15,612    26,978   $8,716    25,500
PER SHARE                                       $  .35            $  .23             $   .58             $  .34
===========================================================================================================================
  Net earnings                                  $9,353            $5,903             $15,668             $8,942
  Preferred dividend requirements               $   75            $   75             $   225             $  226
---------------------------------------------------------------------------------------------------------------------------
  Net earnings applicable to common stock
    and average common shares outstanding       $9,278   25,702   $5,828    24,570   $15,443    25,362   $8,716    24,485
  Employees preferred and stock options
   deemed to be a common stock equivalent                 1,649              1,235               1,616              1,015
---------------------------------------------------------------------------------------------------------------------------
TOTAL NET EARNINGS                              $9,278   27,351   $5,828    25,805   $15,443    26,978   $8,716    25,500
PER SHARE                                       $  .34            $  .23             $   .57             $  .34
===========================================================================================================================
FULLY DILUTED EARNINGS PER SHARE
  Earnings before discontinued operations
    and extraordinary loss applicable to
    common stock and average common
    shares outstanding                          $9,447   27,351   $5,828    25,805   $15,612    26,978   $8,866    25,500
  Senior securities the conversion of which
    would dilute earnings per share                          93                131                 113                137
---------------------------------------------------------------------------------------------------------------------------
Totals before discontinued operations and
  extraordinary loss                            $9,447   27,444   $5,828    25,936   $15,612    27,091   $8,866    25,637
PER SHARE                                       $  .34            $  .23             $   .58             $  .35
===========================================================================================================================
  Earnings before extraordinary loss
    applicable to common stock and
    average common shares outstanding           $9,447   27,351   $5,828    25,805   $15,612    26,978   $8,716    25,500
  Senior securities the conversion of which
    would dilute earnings per share                          93                131                 113                137
---------------------------------------------------------------------------------------------------------------------------
Totals before extraordinary loss                $9,447   27,444   $5,828    25,936   $15,612    27,091   $8,716    25,637
PER SHARE                                       $  .34            $  .23             $   .58             $  .34
===========================================================================================================================
  Net earnings applicable to common stock
    and average common shares outstanding       $9,278   27,351   $5,828    25,805   $15,443    26,978   $8,716    25,500
  Senior securities the conversion of which
    would dilute earnings per share                          93                131                 113                137
---------------------------------------------------------------------------------------------------------------------------
TOTAL NET EARNINGS                              $9,278   27,444   $5,828    25,936   $15,443    27,091   $8,716    25,637
PER SHARE                                       $  .34            $  .23             $   .57             $  .34
===========================================================================================================================

All figures in thousands except amount per share.